                                   EXHIBIT 21
                                 SUBSIDIARIES OF
                               MEDIA SOURCE, INC.

                                     State of                  Percent of Stock
Name of Subsidiary                 Incorporation             Owned by Registrant
------------------                 -------------             -------------------
PAGES BOOK FAIRS, INC.                Florida                        100%

MT LIBRARY SERVICES, INC.             Florida                        100%